Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No.2 to the Registration Statement on Form F-10 (No. 333-293385) of Western Copper and Gold Corporation of our report dated March 19, 2025 relating to the financial statements of Western Copper and Gold Corporation, which appears in Exhibit 99.3 to Western Copper and Gold Corporation’s Annual Report on Form 40-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Interest of Experts” in the short form prospectus which forms part of such Registration Statement.

We also consent to the reference to us under the heading “Interest of Experts” which appears in the Annual Information Form filed as Exhibit 99.1 to Western Copper and Gold Corporation’s Annual Report on Form 40-F for the year ended December 31, 2024 incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

February 20, 2026